As filed with the Securities and Exchange Commission on July 24, 2002 Reg.
                                     No. 33

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                         CALYPTE BIOMEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                                                      06-1226727
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               identification No.)

                              1265 Harbor Parkway,
                            Alameda, California 94502
                                 (510) 749-5100
                    (Address of principal executive offices)
                    ------------------------------------------------

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)
                        --------------------------------

                                  Nancy E. Katz
                       President, Chief Executive Officer,
                                  and Director
                              1265 Harbor Parkway,
                            Alameda, California 94502
                     (Name and address of agent for service)
                                 (510) 749-5100
          (Telephone number, including area code of agent for service)

                                    Copy to:
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 851-9261


                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                     Proposed maximum         Proposed maximum
                            Amount to be             offering price           Aggregate offering        Amount of
Title of securities         Registered               per share (1)            Price                     Registration fee
to be registered
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

Common Stock                19,000,000                      $0.03                    $570,000                $52.44
($.001 par value)
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------


(1) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the issuance of 18,500,000 shares issuable upon exercise of warrants for consultants at $.015 per share and 500,000 shares issuable upon exercise of a warrant for a consultant at $.03 per share.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

           The following documents filed by Calypte Biomedical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

           (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001 filed pursuant to Section 13 of the Exchange Act, file number 000-20985;

           (b) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002; and

           (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 10, 1996, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

           (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

           Not applicable.

Item 5. Interests of Named Experts and Counsel

           Counsel acts as a legal consultant for the Company from time to time.

Item 6. Indemnification of Directors and Officers

           Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Calypte's Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

           Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business associated against expenses(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

           Article VII of the Company's Amended and Restated Certificate of Incorporation provides for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividens or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Article VI of the Company's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the full extent permitted by Delaware law.

           The Company has entered into Indemnification Agreements with its executive officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.



Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

           The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item 9. Undertakings

(a)        The undersigned registrant hereby undertakes:

           (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on July 23, 2002.

                                   Calypte Biomedical Corporation



                                   By   /s/  Tony Cataldo
                                   ---------------------------------------------
                                   Tony Cataldo, Executive Director

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Cataldo, acting individually as his attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                               Date
-----------                    -------------------------------     -------------

/s/ Nancy E. Katz              President, Chief Executive Officer  July 23, 2002
---------------------
Nancy E. Katz                  & Director

/s/ Tony Cataldo               Executive Chairman of the           July 23, 2002
---------------------
Tony Cataldo                   Board of Directors

/s/ Richard D. Brounstein      Executive Vice President,           July 23, 2002
-------------------------      Chief Financial Officer and
Richard D. Brounstein          Director

/s/ Paul Freiman               Director                            July 23, 2002
---------------------
Paul Freiman

/s/ Julius R. Krevans, M.D.    Director                            July 23, 2002
---------------------------
Julius R. Krevans, M.D.


/s/ Mark Novitch, M.D.         Director                            July 23, 2002
-------------------------------
Mark Novitch, M.D.

/s/ Zafar Randawa, Ph.D.       Director                            July 23, 2002
------------------------
Zafar Randawa, Ph.D.

/s/ John J. DiPietro           Director                            July 23, 2002
--------------------
John J. DiPietro

                               Director
----------------
Martin Landau



                                INDEX TO EXHIBITS



Exhibit                                                           Sequentially
NO.                    Description                                Numbered Pages
----                   -----------                                --------------

4.1       Consulting Agreements
5.1       Opinion of Naccarato & Associates
23.1      Consent of KPMG LLP Independent Auditors
23.2      Consent of Naccarato & Associates (filed as part of Exhibit 5.1)
24.1      Power of Attorney (Page II-4)

Exhibit 4.1          Advisory and Consulting Agreement


                                          Number of Shares and Options
                                          ----------------------------

           4.1(a)                                    4,500,000

           4.1(b)                                    2,500,000

           4.1(c)                                    1,000,000

           4.1(d)                                    2,500,000

           4.1(e)                                    4,500,000

           4.1(f)                                    2,000,000

           4.1(g)                                    1,500,000

           4.1(h)                                      500,000

                                                                  Exhibit 4.1(a)


                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 9th day of May, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Peter Benz, 25 Longview, Hillsborough, CA 944010 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Tony Cataldo, Executive Director of the Company on an as needed basis.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 9, 2002.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase four million, five hundred thousand (4,500,000) shares of the common stock of the Company at an exercise price of $0.015 cents per share the warrant expire May 8, 2003.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11.             For purposes of this Agreement, Intellectual Property will mean
                (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection;
                and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions.
                The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

           Consultant:                            Company:
           Peter Benz                             Calypte Biomedical Corporation


           /s/ Peter Benz
           ______________________                 By:_/s/ Tony Cataldo
                                                     -----------------
                                                     Tony Cataldo
                                                     Executive Director

                                                                  Exhibit 4.1(b)


                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 9th day of May, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and George Furla, 2317 Mount Olympus Dr., Los Angeles, CA 94402 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Tony Cataldo, Executive Director of the Company on an as needed basis.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 9, 2002.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase two million, five hundred thousand, (2,500,000) shares of the common stock of the Company at an exercise price of $0.015 cents per share. The warrant expires on May 8, 2003.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11.             For purposes of this Agreement, Intellectual Property will mean
                (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and
                (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions.
                The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

           Consultant:                            Company:
           George Furla                           Calypte Biomedical Corporation


           /s/ George Furla                           /s/ Tony Cataldo
           ______________________                 By:______________________
                                                      Tony Cataldo
                                                      Executive Director

                                                                  Exhibit 4.1(c)


                              CONSULTING AGREEMENT

AGREEMENT, effective as of the 9th day of May, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Owen Naccarato, 19600 Fairchild, Suite 260, Irvine, CA 92612 ("Consultant").

                     WITNESSETH

           WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

           WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

           WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

           1.        APPOINTMENT.
                     -----------

           The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

           2.        TERM.
                     ----

           The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 8, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

           3.        SERVICES.
                     --------

           During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

                     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services; and

                     (b) Advise the Company relative to its legal needs relating specifically to its corporate transactional needs.

           4.        DUTIES OF THE COMPANY.
                     ---------------------

           The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

           5.        COMPENSATION.
                     ------------

           The Company will immediately grant Consultant a warrant to purchase 1,000,000 shares of the Company's Common Stock with an exercise price at $.015 per share, which warrant shall expire on May 8, 2003 at 5:00 P.M. P.S.T. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

           6.        REPRESENTATION AND INDEMNIFICATION.
                     ----------------------------------

           The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

           7.        MISCELLANEOUS.
                     -------------

           Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five
(5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

           Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

           Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

           Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

           Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

           Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

           Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of

California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

           IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Calypte Biomedical Corporation                      Consultant



/s/ Tony Cataldo                                    /s/ Owen Naccarato
----------------                                    ------------------
Tony Cataldo                                        Owen Naccarato
Executive Director

                                                                  Exhibit 4.1(d)

                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 9th day of May, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Michael Rudolph, 1325 Howard Ave., Suite 422, Burlingame, CA 94010 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Tony Cataldo, Executive Director of the Company on an as needed basis.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 9, 2002.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase two million, five hundred thousand (2,500,000) shares of the common stock of the Company at an exercise price of $0.015 cents per share. The warrant shall expire May 8, 2003

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11.             For purposes of this Agreement, Intellectual Property will mean
                (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and
                (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

           Consultant:                         Company:
           Michael Rudolph                     Calypte Biomedical Corporation


           /s/ Michael Rudolph
           ______________________               By:_/s/Tony Cataldo
                                                  ------------------
                                                  Tony Cataldo
                                                  Executive Director

                                                                  Exhibit 4.1(e)

                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 9th day of May, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and David Mun Gavin, Herengracht 537, 1017 BV Amsterdam, The Netherlands ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Tony Cataldo, Executive Director of the Company on an as needed basis.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 9, 2002.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase four million, five hundred thousand (4,500,000) shares of the common stock of the Company at an exercise price of $0.015cents per share. The warrant shall expire May 8, 2003.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated up on ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11.             For purposes of this Agreement, Intellectual Property will mean
                (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and
                (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions.
                The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

           Consultant:                            Company:
           David Mun Gavin                        Calypte Biomedical Corporation


           /s/ David Mun Gavin
           ______________________                 By:_/s/Tony Cataldo
                                                     ----------------
                                                     Tony Cataldo
                                                     Executive Director

                                                                  Exhibit 4.1(f)

                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 9th day of May, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Howard Schraub, 8638 Rueffe Monte Carlo, La Jolla CA 92037 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Tony Cataldo, Executive Director of the Company on an as needed basis.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 9, 2002.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase two million (2,000,000) shares of the common stock of the Company at an exercise price of $0.015 cents per share. The warrant shall expire May 8, 2003.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11.             For purposes of this Agreement, Intellectual Property will mean
                (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection;
                and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

           Consultant:                           Company:
           Howard Schraub                        Calypte Biomedical Corporation


           /s/ Howard Schraub
           ______________________                By:_/s/Tony Cataldo
                                                    ----------------
                                                    Tony Cataldo
                                                    Executive Director

                                                                  Exhibit 4.1(g)

                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 9th day of May, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Merrick Okamoto, Laguna Niguel, CA, ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Tony Cataldo, Executive Director of the Company on an as needed basis.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on September 9, 2002.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrants to purchase one million five hundred thousand (1,500,000) shares of the common stock of the Company at an exercise price of $0.015 cents per share. The warrant shall expire May 8, 2003.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11.             For purposes of this Agreement, Intellectual Property will mean
                (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection;
                and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual
                Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

12. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions.
                The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

           Consultant:                           Company:
           Merrick Okamoto                       Calypte Biomedical Corporation


           /s/ Merrick Okamoto
           ______________________                By:_/s/Tony Cataldo
                                                    ----------------
                                                    Tony Cataldo
                                                    Executive Director

                                                                 Exhibit 4.1 (h)

                         CALYPTE BIOMEDICAL CORPORATION
                             1265 Harbor Bay Parkway
                                Alameda, CA 94502

                                  June 3, 2002



Mr. Clifford Brune
190 North Savannah Court
Lake Forest, IL 60045

Dear Mr. Brune:

The within is to confirm our understanding and agreement as of May 10, 2002 wherein you have agreed to act as financial consultant for our Company and to perform business and related financial services directly for the Chairman of the Company. It is understood and agreed that our Company will pay to you the sum of $20,000 per month, in addition to all travel and/or other verified business expenses incurred on behalf of our Company during the term of your Consulting assignment. All payments will be made by wire transfer in accordance with your written instruction on the first day of each month.

Additionally, and as further consulting fees, we will issue to you upon execution of this agreement 500,000 fully vested stock options at $.03 per share to purchase 500,000 non-assessable fully paid shares of the common stock of our Company $.001 par value. You understand that the shares underlying the options are restricted and will require either a registration and/or a qualified exemption from registration in order to be freely traded marketable shares. You further understand and acknowledge that the Company makes no warranty or representation with respect to the value of the shares of common stock, and as to whether or not any of said shares may be sold on the open market or in any other public or private transaction.

As a part of your consulting services, you may be required, from time to time, to consult with the Company with respect to operational decisions concerning the Company's business and that, in doing so, the Company agrees to hold you harmless and indemnify you from any claims and/or liabilities with respect to those matters, except for gross negligence. We understand that services performed will be in the normal course of business and that you will be on call as reasonably required by the Company's Chairman.

It is further understood and agreed that you will be an independent contractor, and that you will be responsible for payment of any and all taxes that may be due as a result of payments made to you by our Company.

The term of the within Consulting Agreement will be for twelve (12) months and thereafter on a month-to-month basis, and extended each month by mutual agreement. It is further understood that either of us has the right to terminate the within agreement on sixty (60) days written notice and that the within agreement has been ratified by the Board of Directors of the Company, and that at any time during the term of the within Consulting Agreement, the within Agreement will be terminated upon signing of a mutually satisfactory Employment Agreement with the Company or in instances of verifiable gross negligence on your part.

You acknowledge that you have had the opportunity to consult with independent counsel of your own choosing, and that the within Consulting Agreement may not be changed, modified, or altered, except in writing, as provided for in the within Agreement.

If the within meets with your understanding and agreement, please execute a copy of same.

                                       Very truly yours,

                                       CALYPTE BIOMEDICAL CORPORATION
                                       /s/  Tony Cataldo
                                       ---------------------------------------
                                       By:


AGREED TO:
/s/ Cliff Brune
-----------------------------------------------------------------
    Clifford Brune

                                                                     Exhibit 5.1


                             NACCARATO & ASSOCIATES
                             Owen M. Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 91612
                   Office: (949) 851-9261 Fax: (949) 851-9262
--------------------------------------------------------------------------------


July 23, 2002

Calypte Biomedical Corporation

Re:        Opinion of Counsel - Registration Statement on Form S-8

Gentleman:

           I have acted as counsel for Calypte Biomedical Corporation (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 19,000,000 shares of the Company's common stock, $.001 par value, (the "common stock"), issuable pursuant to the Company's Advisory and Consultants Agreements, (the "Plan").

           I have examined the Certificate of Incorporation, as amended, and the By-Laws of the company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgement are necessary or appropriate to enable me to render the opinions expressed below.

           Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

           Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

                     Very truly yours,

                     /s/ Owen Naccarato
                     -----------------
                     Owen Naccarato, Esq.

                                                                    EXHIBIT 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Calypte Biomedical Corporation:

    We consent to the use of our report incorporated herein by reference.

    Our report dated February 8, 2002, contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

San Francisco, California
July 23, 2002